Kirkpatrick & Lockhart LLP
                         1800 Massachusetts Avenue, N.W.
                                  Second Floor
                              Washington, D.C. 20036

                                January 10, 2001


IGEN International, Inc.
16020 Industrial Drive
Gaithersburg, MD  20877

         Re:  IGEN International, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to IGEN International, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (the "Registration Statement") on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on January 2, 2001, including the preliminary prospectus dated January 2, 2001, included therein (the "Prospectus"), by the Company of up to 3,000,000 shares of common stock ("Shares") for offering from time to time. This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary to the rendering of the opinion expressed below. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company (and for purposes of the documents referred to below, to be executed by parties other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon representations made to us by representatives of the Company.

         We further assume that:

                  (a) The issuance, sale, amount and offering terms of Shares to be offered from time to time by the Company will be duly determined and authorized by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each,


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IGEN International, Inc.
January 10, 2001
Page 2

         a "Board Action") in accordance with the Company's Certificate of Incorporation and Bylaws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and will be properly described in any applicable prospectus supplement to the Registration Statement ("Prospectus Supplement").

                  (b) Prior to the issuance of any Shares, there will exist, under the Company's Certificate of Incorporation, a sufficient number of authorized but unissued Shares.

                  (c) Appropriate certificates representing Shares will be executed and delivered upon issuance and sale of any Shares, and will comply with the Company's Certificate of Incorporation and Bylaws and applicable law.

                  (d) The underwriting, subscription or purchase agreements for offerings of Shares (each, a "Purchase Agreement," and collectively, "Purchase Agreements") will be valid and legally binding contracts enforceable against the parties thereto in accordance with their terms, and will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

         Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  Upon due authorization by Board Action of an issuance of Shares, and upon issuance and delivery of certificates for such Shares against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Securities Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, a Purchase Agreement, the Shares represented by such certificates will be duly authorized, validly issued, fully paid and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the Delaware General Corporation Law, which for these purposes shall be deemed to include statutory provisions and also all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Delaware as currently in effect. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


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IGEN International, Inc.
January 10, 2001
Page 3


         The foregoing opinion is rendered as of the date hereof. We hereby consent to (i) the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and any Prospectus Supplement thereto and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Kirkpatrick & Lockhart LLP

                                            Kirkpatrick & Lockhart LLP